As filed with the United States Securities and Exchange Commission on June 29, 2009.

Registration No. 333-151802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

UNILEVER N.V.
(Exact name of registrant as specified in its charter)

Weena 455
3013 AL, Rotterdam
The Netherlands	The Netherlands	None
(State or other jurisdiction of	(Address of principal executive offices)	(I.R.S. Employer Identification No.)
incorporation or organization)

GOOD HUMOR-BREYER’S SAVINGS PLAN
(Full title of the plan)

Ronald M. Soiefer, Esq.
Senior Vice President and General Counsel
Unilever United States, Inc.
700 Sylvan Avenue
Englewood Cliffs, New Jersey  07632
(800) 272-6296
(Name, address and telephone number, including area code, of agent for service)

Copy of all communications to:

Robert J. Lichtenstein, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania  19103-2921
(215) 963-5000

As a result of the merger of the Good Humor-Breyer’s Savings Plan (the “GHB Plan”) with and into the Savings Plan for Union Employees of Unilever, the GHB Plan has ceased to exist.  Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the remaining Ordinary Shares of Unilever N.V. and Interests in the GHB Plan that were available for issuance under the GHB Plan.

Pursuant to the power conferred on the Registrant in accordance with the provisions of Rule 478 under the Securities Act of 1933, as amended, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to reduce the amount of Ordinary Shares registered, pursuant to its undertaking contained in paragraph (a)(3) of Item 9 of the Registration Statement, as initially filed.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood Cliffs, New Jersey, on June 29, 2009.

UNILEVER N.V.

By:	/s/ Pascale Thomas
Name: PASCALE THOMAS
Title: DIRECTOR, BENEFITS

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator for the Savings Plan for Union Employees of Unilever, the successor to the Good Humor-Breyer’s Savings Plan, has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Englewood Cliffs, New Jersey, on June 29, 2009.

Savings Plan for Union Employees of Unilever

By:	/s/ Pascale Thomas
Name: PASCALE THOMAS
Title: PLAN ADMINISTRATOR